                                                                Exhibit 4(b)(4)


                   THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT
                                       RE:
                          CREDIT ACCEPTANCE CORPORATION
         FIRST AMENDED AND RESTATED 8.24% SENIOR NOTES DUE JULY 1, 2001



                                                      Dated as of April 13, 1999


To the Noteholders listed on Annex I hereto

Ladies and Gentlemen:

         Credit Acceptance Corporation, a Michigan corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

SECTION 1.     INTRODUCTORY MATTERS.

         1.1 DESCRIPTION OF OUTSTANDING NOTES. The Company currently has outstanding $_________ in aggregate unpaid principal amount of its First Amended and Restated 8.24% Senior Notes due July 1, 2001 (collectively, the "Notes") which it issued pursuant to the separate Note Purchase Agreements, each dated as of August 1, 1996 (collectively, as amended by the First Amendment to Note Purchase Agreement dated as of December 12, 1997 and the Second Amendment to Note Purchase Agreement, dated as of July 1, 1998, the "Agreement"), entered into by the Company with each of the original holders of the Notes listed on Annex 1 thereto, respectively. Terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as amended hereby.

         1.2 PURPOSE OF AMENDMENT. The Company and you desire to amend the Agreement as set forth in Section 2 hereof and to include in this amendment the revision to the "Total Restricted Subsidiary Debt" definition, which revision was included in the terms of the Intercreditor Agreement, dated as of December 15, 1998 among Comerica Bank, as collateral agent, the lenders under the Credit Agreement and the holders of the Notes and other notes issued by the Company.

SECTION 2.     AMENDMENT TO THE AGREEMENT.

         Pursuant to Section 10.5 of the Agreement, the Company hereby agrees with you that the Agreement shall be amended by this Third Amendment to Note Purchase Agreement (the "Third Amendment") in the following respects:

         2.1   SECTION 6.1

               Clause (ii) of paragraph (a) of Section 6.1 is hereby amended and restated in its entirety as follows:

                     "(ii)  seventy-five percent (75%) of Advances; and".









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                                                                 Exhibit 4(b)(4)


         2.2   SECTION 6.7


               Section 6.7 is amended by replacing the word "or" with the word "and" at the end of clause (ii) of paragraphs (a) and (b), redesignating clause
(iii) of paragraph (b) as paragraph (c), replacing the "." at the end of new paragraph (c) with "; and" and adding the following paragraph (d):

                      "(d)   a merger, consolidation or Transfer of a Restricted
               Subsidiary or Restricted Subsidiaries pursuant to the Montana Disposition."

         2.3   SECTION 6.8

         (A) Paragraph (a) of Section 6.8 is amended by replacing the "." at the end of clause (iv) with "; and", by adding, at the end of each of clauses
(iii) and (iv) before the semicolon the phrase "if, immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist", and by adding the following clause (v):

                      "(v)   any Transfer made pursuant to the Montana
               Disposition if, immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist."

         (B) Paragraph (b) of Section 6.8 is amended by amending and restating the lead-in phrase of clause (iv) as follows:

                      "(iv)  the Transfer of all of the Restricted Subsidiary
               Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries pursuant to the Montana Disposition or if:"

         (C) Paragraph (c) of Section 6.8 is amended by adding in the second line thereof after "except in connection with a Permitted Securitization" the words "or in connection with the Montana Disposition".

         2.4   SECTION 9.1

         (A) The definition of "Permitted Securitization" in Section 9.1 of the Agreement is hereby amended by deleting paragraph (d) in its entirety, redesignating paragraph (e) as paragraph (d) and amending and restating paragraph (b) of such definition as follows:




                      "(b) (i) The disposition of Advances will not result in the aggregate principal amount of Debt at any time outstanding, and (without duplication) of Securities at any time issued and outstanding (other than subordinated Securities issued to and held by the Company or a Subsidiary), of any Special Purpose Subsidiary pursuant to Permitted Securitizations occurring from and after the effective date of the Second Amendment exceeding $100,000,000 (which amount may be readvanced and reborrowed); and (ii) the Company or the Restricted





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                                                                 Exhibit 4(b)(4)


                            Subsidiary disposing of Advances to a Special Purpose Subsidiary pursuant to such Permitted Securitization shall itself actually receive (substantially contemporaneously with such disposition) cash from each disposition of such Advances in connection with any such securitization transaction in an amount not less than Seventy-Five Percent (75%) of the value of such Advances;".

         (B) The definition of "Total Restricted Subsidiary Debt" is amended and restated in its entirety as follows:

                            TOTAL RESTRICTED SUBSIDIARY DEBT -- means, at any
                      time, the aggregate amount of Debt of all Restricted Subsidiaries determined at such time after eliminating intercompany transactions among the Company and the Restricted Subsidiaries. For the avoidance of doubt, the Company hereby acknowledges that Total Restricted Subsidiary Debt includes the amount of Debt of any Restricted Subsidiary attributable to its Guaranty of any liabilities of another Person (including the Company or any Subsidiary) made in favor of any Person other than the Company or another Restricted Subsidiary. Notwithstanding the foregoing, (i) Total Restricted Subsidiary Debt does not include the amount of Debt of any Restricted Subsidiary attributable to its Guaranty of obligations under the Credit Agreement (and any related notes, letters of credit and other agreements) of any Person (including the Company or any Subsidiary) made in favor of the Banks if, concurrently with the giving of any such Guaranty, you are given the benefit of an equal and ratable Guaranty on substantially similar terms; and (ii) the term "Total Restricted Subsidiary Debt" shall not, at any time prior to May 15, 1997 (but shall, at all times from and after May 15, 1997), be deemed to include any Debt of CAC International attributable to its Guaranty, for the benefit of the Banks, of the liabilities of the Company and certain Subsidiaries under the Credit Agreement.

         (C)   The definition of "Montana Disposition" is added to Section 9.1:

                            "MONTANA DISPOSITION -- means the sale of Montana
                      Investment Group, Inc. and its subsidiaries for net proceeds totaling at least $16,000,000 in cash (all of which net proceeds are used to reduce Debt outstanding under the Credit Agreement), pursuant to (i) the sale of all or substantially all of the assets of Montana Investment Group, Inc. and its subsidiaries, (ii) the sale of all of the capital stock of Montana Investment Group, Inc. or (iii) the merger of Montana Investment Group, Inc. with and into any Person other than the Company or a Restricted Subsidiary; in each case, immediately prior to and immediately after the consummation of which, and after giving effect thereto, no Default or Event of Default would exist.







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                                                                 Exhibit 4(b)(4)

SECTION 3.     MISCELLANEOUS


         3.1 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one Third Amendment.

         3.2 HEADINGS. The headings of the sections of this Third Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         3.3 GOVERNING LAW. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

         3.4 EFFECT OF AMENDMENT. Except as expressly provided herein (a) no other terms and provisions of the Agreement shall be modified or changed by this Third Amendment and (b) the terms and provisions of the Agreement, as amended by this Third Amendment, shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under each of the Agreement, as modified by this Third Amendment, and the Notes.

         3.5 REFERENCES TO THE AGREEMENT. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of the Third Amendment may refer to the Agreement without making specific reference to this Third Amendment but nevertheless all such references shall be deemed to include, to the extent applicable, this Third Amendment unless the context shall otherwise require.

         3.6 COMPLIANCE. The Company certifies that immediately before and after giving effect to this Third Amendment, no Default or Event of Default exists or would exist after giving effect hereto.

         3.7   EFFECTIVENESS OF AMENDMENTS.

         The amendments to the Agreement contemplated by Section 2 hereof shall (in accordance with Section 10.5(a) of the Agreement) become effective, if at all, at such time as the Company and the Required Holders of the Notes shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Third Amendment. It is understood that any holder of Notes may withhold its consent for any reason, including, without limitation, any failure of the Company to satisfy all of the following conditions:

               (a) This Third Amendment shall have been executed and delivered by the Company and each of the Required Holders of the Notes.

               (b) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's First Amended and Restated 9.12% Senior Notes due November 1, 2001 issued under Note Purchase Agreements dated as of October 1, 1994, containing amendments to such Note Purchase Agreements identical in substance to the amendments set forth in Section 2 hereof.






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


                                                                 Exhibit 4(b)(4)



               (c) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's First Amended and Restated 8.02% Senior Notes due October 1, 2001 issued under Note Purchase Agreements dated as of March 25, 1997, containing amendments to such Note Purchase Agreements identical in substance to the amendments set forth in Section 2 hereof.

               (d) The Company shall have paid the statement for reasonable fees and disbursements of Hebb & Gitlin, your special counsel, presented to the Company on or prior to the effective date of this Third Amendment.

         [Remainder of page intentionally blank.  Next page is signature page.]













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                                                                 Exhibit 4(b)(4)


         If this Third Amendment is satisfactory to you, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this Third Amendment shall become binding between us in accordance with its terms.

                                         Very truly yours,

                                         CREDIT ACCEPTANCE CORPORATION


                                         By:   /S/BRETT A. ROBERTS
                                            ------------------------------------
                                               Name:  Brett A. Roberts
                                               Title: Executive Vice President






















   [Signature Page to Third Amendment to Note Purchase Agreement in respect of
      8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

                                                                 Exhibit 4(b)(4)


ACCEPTED:              ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR CENTRAL
                       STATES HEALTH & LIFE COMPANY OF
                       OMAHA

                       By:    /S/K. LANGE
                          --------------------------------------------
                              Name: Kathy Lange
                              Title:

                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR THE CHARLES
                       SCHWAB TRUST COMPANY FBO
                       GUARANTY INCOME LIFE INSURANCE
                       COMPANY

                       By:    /S/K. LANGE
                          --------------------------------------------
                              Name: Kathy Lange
                              Title:

                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR AMERICAN
                       COMMUNITY MUTUAL INSURANCE

                       By:    /S/K. LANGE
                          --------------------------------------------
                              Name: Kathy Lange
                              Title:

                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR CENTRAL RE
                       CORP. & PHOENIX

                       By:    /S/K. LANGE
                          --------------------------------------------
                              Name: Kathy Lange
                              Title:

                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR LONE STAR
                       LIFE INSURANCE COMPANY

                       By:    /S/K. LANGE
                          --------------------------------------------
                              Name: Kathy Lange
                              Title:


   [Signature Page to Third Amendment to Note Purchase Agreement in respect of
      8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

                                                                 Exhibit 4(b)(4)


ACCEPTED:
                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR OZARK
                       NATIONAL LIFE INSURANCE COMPANY

                       By:    /S/K. LANGE
                          ----------------------------------------
                              Name: Kathy Lange
                              Title:

                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR CSA FRATERNAL LIFE

                       By:    /S/K. LANGE
                          ----------------------------------------
                              Name: Kathy Lange
                              Title:

                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR KANAWHA
                       INSURANCE COMPANY

                       By:    /S/K. LANGE
                          ----------------------------------------
                              Name: Kathy Lange
                              Title:

                       ASSET ALLOCATION & MANAGEMENT
                       COMPANY AS AGENT FOR OLD GUARD
                       MUTUAL INSURANCE COMPANY

                       By:    /S/K. LANGE
                          ----------------------------------------
                              Name: Kathy Lange
                              Title:

                       WILLIAM BLAIR & COMPANY, LLC


                       By:    William Blair & Company, LLC
                              Attorney-in-Fact

                       By:    /S/JAMES D. MC KINNEY
                          ----------------------------------------
                              Name:  James D. Mc Kinney
                              Title: Partner and Manager
                                     Fixed Income Department

   [Signature Page to Third Amendment to Note Purchase Agreement in respect of
      8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

                                                                 Exhibit 4(b)(4)


ACCEPTED:
                       COMBINED INSURANCE COMPANY OF
                       AMERICA
                       BY: AON ADVISORS, INC.

                       By:    /S/KEITH LEMMER
                          ----------------------------------------
                              Name:  Keith Lemmer
                              Title: Senior Portfolio Manager

                       CONNECTICUT GENERAL LIFE
                       INSURANCE COMPANY
                       BY CIGNA INVESTMENTS, INC. (authorized agent)

                       By:    /S/JAMES R. KUZEMCHAK
                          ----------------------------------------
                              Name:  James R. Kuzemchak
                              Title: Managing Director

                       CONNECTICUT GENERAL LIFE INSURANCE
                       COMPANY,
                       ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
                       BY CIGNA INVESTMENTS, INC. (authorized agent)

                       By:    /S/JAMES R. KUZEMCHAK
                          ----------------------------------------
                              Name:  James R. Kuzemchak
                              Title: Managing Director

                       MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                       By:    /S/RICHARD E. SPENCER II
                          ----------------------------------------
                              Name:  Richard E. Spencer II
                              Title: Managing Director

                       CM LIFE INSURANCE COMPANY

                       By:    /S/RICHARD E. SPENCER II
                          ----------------------------------------
                              Name:  Richard E. Spencer II
                              Title: Investment Officer




   [Signature Page to Third Amendment to Note Purchase Agreement in respect of
      8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

                                                                 Exhibit 4(b)(4)

ACCEPTED:
                       NATIONWIDE LIFE INSURANCE COMPANY

                       By:    /S/MARK W. POEPPELMAN
                          ----------------------------------------
                              Name:  Mark W. Poeppelman
                              Title: Authorized Signatory

                       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                       By:    /S/CHOM S. RECTANUS
                          ----------------------------------------
                              Name:  Chom S. Rectanus
                              Title: Second Vice President

                       PAN AMERICAN LIFE INSURANCE COMPANY

                       By:    /S/F. ANDERSON STONE
                          ----------------------------------------
                              Name:  F. Anderson Stone
                              Title: Vice President
                                     Corporate Securities

                       PHOENIX HOME LIFE MUTUAL
                       INSURANCE COMPANY
                       BY: PHOENIX INVESTMENT COUNSEL, INC.

                       By:    /S/ROSEMARY T. STREKEL
                          ----------------------------------------
                              Name:  Rosemary T.  Strekel
                              Title: Senior Managing Director

                       SECURITY BENEFIT LIFE INSURANCE COMPANY

                       By:    /S/STEVEN M. BOWSER
                          ----------------------------------------
                              Name:  Steven M. Bowser
                              Title: Second Vice President
                                     Portfolio Manager






   [Signature Page to Third Amendment to Note Purchase Agreement in respect of
      8.24% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]





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